UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 11, 2007
____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		95-4762694 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2007, the Board of Directors (the “Board”) of Ironclad Performance Wear Corporation (the “Company”), approved the adoption of the 2007 Senior Management Bonus Plan (the “Bonus Plan”) for members of the Company’s senior management team, including its executive officers. The Bonus Plan was adopted to encourage and award senior management for: (i) attaining Company-wide financial goals; (ii) improving the financial and operational health of the Company; and (iii) meeting or exceeding individually defined goals and objectives for each executive officer and eligible manager. In order to participate in the Bonus Plan, participants must have been employed by the Company on a full time basis before October 1, 2007. The Compensation Committee of the Board (the “Committee”) administers the Bonus Plan and has been working with the Company’s management since the beginning of the fiscal year to set forth the objectives applicable to the relevant executive officers and was able to finalize the Bonus Plan and overall objective as of October 11, 2007.

In order for the Bonus Plan to be funded, the Company must achieve at least 95% of its budgeted net revenues and net income (loss) before taxes for 2007, subtracting any benefit from earnings from prior periods. The annual cash bonuses, if any, for all senior management, including executive officers, are calculated in accordance with a formula that takes into account base salary and accomplishment of specified corporate, departmental and individual objectives. Specifically, individual bonuses will be calculated based upon two methodologies. A “non-discretionary” portion accounting for 60% of the participant’s target bonus percentage will be awarded based upon the attainment of the individual and departmental objectives previously set for such participant. The remaining 40% of the participant’s target bonus percentage, along with any un-awarded part of the “non-discretionary” portion (i.e. funds not awarded to the entire population due to missed individual and departmental objectives.) will be put into the pool to create a “discretionary portion” to reward individuals for their contribution to the Company’s overall success and for their significant contributions in support of other members of the senior management team in achieving their respective individual and departmental goals.

The objectives include both measurable and quantifiable objectives and “soft” objectives. The objectives were determined based upon input from the participant, his or her manager and the Company’s Chief Executive Officer and were formally approved by the Committee and the Board. In the case of the Company’s Chief Executive Officer, the objectives were determined by the Committee and the Board.

The Company expects that the cash bonuses payable for fiscal year 2007, if any, will be calculated in the manner set forth above and will vary depending on the extent to which actual performance meets, exceeds, or falls short of the specified corporate goals and attainment of individual and departmental goals. In addition, the Committee retains the discretion to allocate the Bonus Plan’s pool, in whole and in part, to those members of the senior management team and in those proportions, that it determines is in the best interest of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: October 17, 2007	By:	/s/ Thomas Kreig
Thomas Kreig,
Interim Chief Financial Officer